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                                                                                    EXHIBIT 12


                    MERRILL LYNCH PREFERRED CAPITAL TRUST II
                    MERRILL LYNCH PREFERRED FUNDING II, L.P.
                      COMPUTATION OF RATIOS OF EARNINGS TO
          COMBINED FIXED CHARGES AND PREFERRED SECURITIES DISTRIBUTIONS
                             (dollars in thousands)



                             FOR THE THREE MONTHS ENDED           FOR THE THREE MONTHS ENDED
                                    June 25, 2004                      June 27, 2003
                          ----------------------------------  ---------------------------------
                            MERRILL LYNCH     MERRILL LYNCH      MERRILL LYNCH    MERRILL LYNCH
                              PREFERRED         PREFERRED          PREFERRED        PREFERRED
                          CAPITAL TRUST II  FUNDING II, L.P.  CAPITAL TRUST II FUNDING II, L.P.
                          ----------------  ----------------  ---------------- ----------------


Earnings                         $  6,185          $  7,219            $  6,185        $  7,215
                                 ========          ========            ========        ========


Fixed charges                    $      -          $      -            $      -        $      -

Preferred securities
 distribution requirements          6,000             6,185               6,000           6,186
                                 --------          --------            --------        --------

Total combined fixed charges
 and preferred securities
 distribution requirements       $  6,000          $  6,185            $  6,000        $  6,186
                                 ========          ========            ========        ========

Ratio of earnings to combined
 fixed charges and preferred
 securities distribution
 requirements                        1.03              1.17                1.03            1.17




                             FOR THE SIX MONTHS ENDED           FOR THE SIX MONTHS ENDED
                                    June 25, 2004                      June 27, 2003
                          ----------------------------------  ---------------------------------
                            MERRILL LYNCH     MERRILL LYNCH      MERRILL LYNCH    MERRILL LYNCH
                              PREFERRED         PREFERRED          PREFERRED        PREFERRED
                          CAPITAL TRUST II  FUNDING II, L.P.  CAPITAL TRUST II FUNDING II, L.P.
                          ----------------  ----------------  ---------------- ----------------
Earnings                         $ 12,371          $ 14,430            $ 12,371        $ 14,433
                                 ========          ========            ========        ========


Fixed charges                    $      -          $      -            $      -        $      -

Preferred securities
 distribution requirements         12,000            12,371              12,000          12,371
                                 --------          --------            --------        --------

Total combined fixed charges
 and preferred securities
 distribution requirements       $ 12,000          $ 12,371            $ 12,000        $ 12,371
                                 ========          ========            ========        ========

Ratio of earnings to combined
 fixed charges and preferred
 securities distribution
 requirements                        1.03              1.17                1.03            1.17






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